Exhibit 10.8.7

AMENDED 2013 EQUITY INCENTIVE PLAN

Amended and restated as of December 1, 2020

The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success by their ability, ingenuity and industry experience and to provide incentives to the participating officers, directors, employees, consultants and advisors (eligible persons) that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

ARTICLE I

DEFINITIONS

Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.1         "Award" means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, awards of Deferred Stock, Stock Payments or other awards pursuant to Article VI of this Plan.

1.2         "Award Agreement" means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the   Plan.

1.3         "Applicable Withholding Taxes" means any and all taxes and other source deductions or other amounts which Company is required by Applicable Law to withhold from any amounts paid or credited to a Participant under the Plan.

1.4         “Beneficiary" means, subject to Applicable Law, any person designated by a Participant to receive any amount payable under the Plan in the event of a Participant's death or, failing designation, the Participant's estate;

1.5         "Blackout Period" means the period during which the relevant Participant is prohibited from trading in any securities of Company due to trading restrictions imposed by Company in accordance with its securities trading policies.

1.6         "Board" means the Board of Directors of the Company.

1.7         "Cause" means, except as set forth in the applicable Award Agreement, dishonesty, theft, fraud, violation of Company policies, insubordination, material violation of governmental regulations applicable to the Company, substantial malfeasance or non-feasance of    duty, unauthorized disclosure of trade secrets or confidential information, and conduct substantially prejudicial to the Company or a Subsidiary, including without limitation conviction of or plea of no contest to a felony under applicable law or a material breach by Participant of the terms of any non-competition, non-solicitation, non-disclosure agreement, stockholder, voting or other written agreement with the Company, as determined by the Board, whose determination shall be final and binding on the Company and the Participant.

1.8         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.9         "Committee" means the Compensation and Management Development Committee of the Board, or a subcommittee of the Board.

1.10       "Common Stock" means the common stock of the Company, par value of $0.10.

1.11         "Company" means Chase Corporation, a Massachusetts corporation.

1.12        “Date of Grant” of a share means the date such share is granted to a Participant under the Plan, as evidenced by an Award Agreement between the Company and the Participant;

1.13        "Deferred Stock" means an Award granted pursuant to Article VI of the Plan.

1.14        "Director" means a member of the Board."

1.15        Disability" shall be defined pursuant to section 22(e)(3) of the Code, except as otherwise may be required by section 409A, in which case "disability" shall be defined as set forth in section 409A.

1.16        "Dividend Equivalent" means a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VI of this Plan.

1.17        "Employee" shall mean any officer or other employee (as defined in accordance with section 3401 (c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.18       “Eligible Person” means, subject to all applicable laws, any employee, officer or director of the Corporation or any Subsidiary or any other person or entity engaged to provide ongoing services to the Corporation or any Subsidiary pursuant to a written contract with the Corporation or any Subsidiary where such person or entity spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or any Subsidiary and any other person who is designated by the Board as an Eligible Person.

1.19       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.20        "Fair Market Value" of a share of Common Stock, as of a given date, means (1) the value of a share of Common Stock at the closing of trading on such date on the principal market on which shares of Common Stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (2) if the Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Board or Committee acting in good faith, in compliance with applicable, statutory and regulatory guidelines.

1.21        “Incentive Stock Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 5, that meets the requirements of Section 422 of the Code.

1.22        "Option" means a stock option granted under Article IV of this Plan.

1.23        "Participant" means a person who has received Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents, Stock Payments or other awards or rights granted under this Plan.

1.24        "Performance Award" means a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VI of this Plan.

1.25        "Performance Goals" means, with respect to any designated performance period, one or more Performance Measures established by the Committee prior to the beginning of such performance period or within such period after the beginning of the performance period as shall meet the requirements to be considered "pre-established objective performance goals" for purposes of the regulations issued under section 162(m) of the Code. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

1.26        "Performance Measures" include, any one or more of the following, as described by the Committee, measured

either absolutely   or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary,  line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate    or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing. In addition, for Awards or portions of Awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee may establish Performance Measures based on other criteria as it deems appropriate.

1.27        "Performance Period" means the period of service determined by the Committee, during which years of service or performance is to be measured for the Award.

1.28        "Plan" means this Chase Corporation 2013 Equity Incentive Plan.

1.29        "Restricted Stock" means Common Stock awarded under and subject to restrictions as provided in Article V of this Plan.

1.30        "Restricted Stock Unit" means an award granted under the provisions of Article V of this Plan.

1.31        "Retirement" has the meaning specified by the Committee in the terms of an Award Agreement or, in the absence of any such term, means retirement from the active employment with the Company and its Subsidiaries (i) at or after age 65 and (ii) with the intention   of not seeking alternative employment with any other company, firm, organization or otherwise. The determination of the Committee as to an individuals' Retirement shall be conclusive on all parties.

1.32        "Shares" means shares of the Company's Common Stock and the common stock of any successor entity.

1.33        "Stock Appreciation Right" means an award granted under the provisions of Article IV of this Plan.

1.34        "Stock Payment" means (1) a payment in the form of shares of Common Stock, or (2) an option or other right to purchase shares  of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including   without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, consultant, advisor or Director  in cash, awarded under Article VI of this Plan.

1.35        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.36        “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines.

1.37        “Shares” means ordinary shares of the Company.

1.38        “Third Party” means, in relation to Company, a person with whom it deals at arm’s length.

In this Plan, unless the context requires otherwise, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1          Shares Subject to Plan. Subject to Section 8.11 and any other applicable provision, the maximum aggregate number of Shares, which may be issued upon exercise of such options or rights or upon any other Awards under the Plan shall be 1,200,000 Shares ("Share Authorization"), all of which may be issued as incentive stock options. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares.

2.2          Unexercised Options and Other Rights. To the extent that (1) an Option expires or is otherwise terminated without being exercised, or (2) any Shares subject to any other Award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares  shall again be available for issuance in connection with future Awards under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For avoidance of doubt, Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for Awards under the Plan. Notwithstanding the foregoing, Awards that are expired, cancelled, forfeited or otherwise returned to the Company cannot be recounted for purposes of section 162(m) of the Code.

2.3          Forfeited Units. For greater certainty, no Participant shall have any entitlement to receive any payment (whether in cash, Shares or otherwise) in respect of any Units which have been forfeited under this Plan, by way of damages, payment in lieu or otherwise.

2.4          Individual Award Limits. The maximum number of shares of Common Stock that may be granted to any Participant in any fiscal year subject to Options or any other type of Award with respect to which Performance Goals apply shall be 500,000 Shares. The maximum cash Award that may be issued to any Participant in any fiscal year shall be $3,000,000.

ARTICLE III

ELIGIBILITY

3.1         Eligibility.   Awards may be granted to Employees, consultants, advisors, Directors of the Company or any Subsidiary; provided that such consultants, advisors and directors render bona fide services not in connection with the offer and sale of securities in a capital raising transaction. Incentive stock options may be granted only to Employees.

3.2         Replacement Grants.  Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

ARTICLE IV

OPTIONS AND STOCK APPRECIATION RIGHTS

4.1          Option Grant. An Option granted under this Plan shall, as determined by the Committee, be either a an incentive stock option ("ISO") within the meaning of Section 422 of the Code or a non-qualified stock option ("NQSO"); provided, however, that ISOs may only be granted to Employees. Each Option shall be evidenced by a written stock option agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock option agreements evidencing Options intended to qualify as performance-based compensation as described in section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code.

4.2          Exercise Price. The exercise price per share of the shares subject to each Option shall be set by the Committee at the time the Option is granted; provided, however, that (i) the exercise price of any Option will not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, and (ii) the exercise price of an ISO granted to an individual then owning (within the meaning of section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock   of the Company or any Subsidiary will not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant.

4.3          Option Vesting and Exercisability.  Options shall be exercisable at such time or times and subject to such terms and conditions  as shall be determined by the Committee at or after grant and set forth in the Option Agreement; provided, however, that, no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that in the case of ISOs granted to an individual then owning (within the meaning of section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the term of the ISO shall not be more than five (5) years from the date of grant.

4.4          Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at    such times and under such conditions as determined by the Committee and set forth in the option agreement. An Option may not be exercised for a fraction of a Share. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect  to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the  Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8.11 of the Plan.

4.5          Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares  with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the  Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 4.5, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option, with respect to such Shares, is granted. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after   the effective date of such amendment.

4.6          Termination of Service. Except as set forth in the applicable award agreement or as otherwise determined by the Committee, upon the termination of the service of a Participant, the Participant's Options shall expire on the earliest of the following occasions:

(i)    the date that is three (3) months after the voluntary termination of the Participant's service, other than Retirement, or the termination of the Participant's service by the Company (or by a Subsidiary) other than for Cause;

(ii)   the date of the termination of the Participant's service by the Company (or by a Subsidiary) for Cause;

(iii)  the date one (1) year after the termination of the Participant's service by reason of Disability;

(iv)  the date one (1) year after the termination of the Participant's service by reason of the Participant's death; or

(v)   the date one (1) year after the Participant's Retirement

The Participant may exercise all or any part of the Participant's Options at any time before the expiration of such Options, but only to the extent that such Options had become exercisable before the Participant's service terminated (or became exercisable as a result of the termination) and the underlying shares had vested before the Participant's service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Participant's service terminates.

4.7          No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under section 422  of the Code or, without the consent of the Participant affected, to disqualify any ISO under section 422 of the Code.

4.8          Awards of SARs. A Stock Appreciation Right ("SAR") is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the exercise price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

4.9          Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the exercise price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant's Termination on each SAR. The exercise price of the SAR will be     determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Goals, if any, during any Performance Period as are set out in advance in the Participant's individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Goals, then the Committee will: (x) determine the nature,    length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Goals to be used to measure  the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Goals and other criteria.

4.10        Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events    determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Goals), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant's Award Agreement, vesting ceases on such Participant's termination of employment or services with the Company (unless determined otherwise by the Committee).

4.11        Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise    price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

ARTICLE V

AWARD OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

5.1          Award of Restricted Stock. The Committee shall from time to time, in its absolute discretion, select which Participant shall be awarded Restricted Stock, and determine the purchase price, if any, and other terms and conditions, including Performance Goals, applicable to such Restricted Stock, consistent with this Plan.

5.2          Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

5.3          Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose    or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Measures, if any, during any Performance Period as set out in advance in the Participant's Restricted Stock Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Measures to be used to measure Performance Goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

5.4          Restrictions Under the Corporation’s Insider Trading Policy. Transactions by officers of the Corporation in Common Shares, whether the Common Shares were purchased or received by a grant from the Corporation, are subject to the Corporation’s insider trading policy. Participants should consult with counsel for the Corporation for more information about this policy.

5.5          Awards of Restricted Stock Units.   A Restricted Stock Unit ("RSU") is an award to a Participant covering a number of Shares   that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

5.6          Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant's termination of employment or services on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Goals during any Performance Period as are set out in advance in the Participant's Award Agreement. If the RSU is being earned upon satisfaction of Performance Goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Goals to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap, and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

5.7          Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

5.8          Termination of Participant. Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date a Participant's employment with the Company terminates (unless determined otherwise by the Committee).

ARTICLE VI

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,

DEFERRED STOCK, STOCK PAYMENTS OR OTHER AWARDS

6.1          Performance Awards. Any Participant selected by the Committee may be granted one or more Performance Awards. The value   of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee.

6.2          Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula at such time and subject to such limitations as may be determined by the Committee.

6.3          Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time   to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee.

6.4          Deferred Stock.  Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued. Legal and equitable title to any funds set aside for the purposes of the award in respect of Deferred Stock shall remain in Company and no DS Participant shall have any security or other interest in such funds. Any funds so set aside shall remain subject to the claims of creditors of Company present or future. Amounts payable to any DS Participant under the Plan in respect of Deferred Share shall be a general, unsecured obligation of Company. The right of the DS Participant or Beneficiary to receive payment pursuant to the Plan in respect of Deferred Share shall be no greater than the right of other unsecured creditors of Company.

6.5          Other Stock Based Awards.  The Committee shall have the right to grant such awards based upon the Common Stock having  terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of warrants to purchase Common Stock.

ARTICLE VII

ADMINISTRATION

7.1         Compensation and Management Development Committee. The Plan will be administered by the Committee (or a subcommittee designated by the Board to assume the functions of the Committee under this Plan) or by the Board acting as the Committee. To the extent applicable, the members of the Committee shall each be an "outside director" as defined under section 162(m) of the Code. Awards granted   to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more "non-employee directors" (as defined in the regulations promulgated under Section 16 of the Exchange Act). Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from   time to time consider advisable, select the persons eligible to receive Awards, determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, interpret the provisions hereof in its discretion and make all other determinations necessary or advisable for the administration of this Plan; consisting of one or more executive officers pursuant to a specific delegation. The Committee's determination hereunder shall be final and binding on the Company and all persons having an interest in any Award under the Plan.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1          The transfer of an employee within Company shall not be considered a termination of employment for the purposes of the Plan, so long as such Participant continues to be a qualified participant.

8.2          The determination by the Board of any question which may arise as to the interpretation or implementation of the Plan or any of the Units granted hereunder shall be final and binding on all Participants and other persons claiming or deriving rights through any of them.

8.3          As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Laws and agrees to furnish to Company all the information and undertakings as may be required to permit compliance with such Applicable Laws. Each Participant that is subject to the 2020 Chase Stock Ownership Policy shall provide the Board with all information (including personal information) that the Board requires in order to fully administer the Plan and ensure compliance with the 2020 Chase Stock Ownership Plan (the “Participant Information”).

8.4          The Board pursuant to its obligations under the Chase 2020 Stock Ownership Policy may from time to time transfer or provide access to Participant Information to a third party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing services to the Board in connection with the operation and administration of the Plan. The Board may also transfer and provide access to Participant Information to Company for purposes of preparing financial statements or other necessary reports and facilitating payment or reimbursement of Plan expenses. By participating in the Plan, each Participant acknowledges that Participant Information may be so provided and agrees and consents to its provision on the terms set forth herein. Company shall not disclose Participant Information except (i) in response to regulatory filings or other requirements for the information by a governmental authority or regulatory body, or (ii) for the purpose of complying with a subpoena, warrant or other order by a court, person or body having jurisdiction over Company to compel production of the information.

8.5          By participating in the Plan, and for those Participants that are governed by the Chase 2020 Stock Ownership Policy agrees, acknowledges and consents to:

i.     the disclosure to Company and applicable directors, officers, employees, Consultants, representatives and agents of Company, the Exchange and all tax, securities and other regulatory authorities of all Participant Information; and

ii.    the collection, use and disclosure of such personal information by the persons described in (a) above of all Participant Information in accordance with their requirements, including the provision to third party service providers, from time to time.

8.6          Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a  shareholder of Company with respect to any Shares reserved for the purpose of any Award, including for greater certainty, no Award shall confer any entitlement as to dividends (except as set forth herein) or voting rights on a Participant.

8.7          Neither designation as a Participant nor the grant of any Units to any Participant entitles any Participant to any additional grant of any Units under the Plan. Neither the Plan nor any action taken hereunder shall interfere with the right of Company to terminate a Participant’s employment, if applicable, at any time. Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

8.8          Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any person’s relationship with Company.

8.9          Not Transferable. Except as otherwise provided in the applicable Award Agreement, Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. During the lifetime of the Participant, only the Participant may exercise an Option or other right or award (or any portion thereof) granted under the Plan. After the death of the Participant, any exercisable portion of an Option or other right or award may, subject  to the terms of such Option, right or award, be exercised by the Participant's personal representative or by any person empowered to do so under a beneficiary designation, under a will or under the then applicable laws of descent and distribution.

8.10        Amendment of Plan; Term. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement. Unless sooner terminated, the Plan shall automatically terminate on the day before the 10th  anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by stockholders of the Company. No Awards may be granted under the Plan   while the Plan is suspended or after it is terminated.

8.11        Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Commonwealth of Massachusetts without regard to conflicts of laws thereof.

8.12        No Right to Employment. No person shall have any claim or right hereunder to be granted an Award. Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company nor shall they interfere with the rights of the Company to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company.

8.13        No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.

8.14        Legal Compliance.   The Company shall not be required to issue any shares of Common Stock or take any other action pursuant   to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then    listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.

8.15        Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an ISO to a    NQSO, provided that the Participant's consent to such action shall be required unless the terms of the Award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action, taking into account any related  action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the   stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option to reduce the exercise price and no Option shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

8.16        Change in Control. Notwithstanding any other provision of the Plan, but subject to the provisions of any particular award agreement, in the event of any Change in Control (as defined below) of the Company, and in anticipation thereof if required by the circumstances, the Board, in its sole discretion (and in addition to or in lieu of any actions permitted to be taken by the Company under the terms of any particular award agreement), may, on either an overall or a Participant by Participant basis, (i) accelerate the exercisability,   prior to the effective date of such Change in

Control, of any outstanding Options (and terminate the restrictions applicable to any shares of Restricted Stock), (ii) upon written notice, provide that any outstanding Options must be exercised, to the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period such Options shall terminate, (iii) if there is a surviving or acquiring entity, and subject to the consummation of such Change in Control, cause that entity or a Subsidiary of that entity to grant replacement awards having such terms and conditions as the Board determines to be appropriate in its sole discretion, upon which replacement the replaced Options or Restricted Stock shall be terminated or cancelled, as the case may be, (iv) terminate any outstanding Options and make such payments, if any, therefor (or cause the surviving or acquiring entity to make such payments, if any, therefor) as the Board determines to be appropriate in its sole discretion (including, without limitation, with respect to only the then exercisable portion of such Options based on the Fair Market Value of the underlying shares as determined by the Board in good faith), upon which termination  such Options shall immediately cease to have any further force or effect, (v) repurchase (or cause the surviving or acquiring entity to purchase) any shares of Restricted Stock for such amounts, if any, as the Board determines to be appropriate in its sole discretion     (including, without limitation, an amount with respect to only the vested portion of such shares (i.e., the portion that is not then subject to forfeiture or repurchase at a price less than their value), based on the Fair Market Value of such vested portion as determined by the Board     in good faith), upon which purchase the holder of such shares shall surrender such shares to the purchaser, or (vi) take any combination (or none) of the foregoing actions. Except as otherwise may be required with respect to any award constituting deferred compensation under section 409A of the Code, for purposes of this Plan, a "Change in Control" shall mean and include any of the following:

(a)     a merger or consolidation of the Company with or into any other corporation or other entity in which holders of the Company's voting securities immediately prior to such merger or consolidation will not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of the Company;

(b)     a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company's assets;

(c)     the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Company's voting securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the voting securities of the Company other than as a result of (i) an acquisition of securities directly from the Company or (ii) an acquisition of securities by the Company which by reducing the voting securities outstanding increases the proportionate voting power represented by the voting securities owned by any such person or group of persons to 50% or more of the combined voting power of such voting securities;

(d)     a change in the composition of the Board within a two (2) year period such that a majority of the members of the Board are not continuing directors; or

(e)     the liquidation or dissolution of the Company.

8.17        Assumption of Options Upon Certain Events.  In connection with a merger or consolidation of an entity with the Company or  the acquisition by the Company of property or stock of an entity, the Board may grant awards under the Plan in substitution for stock and stock based awards issued by such entity or a Subsidiary thereof, as long as such substitute awards will not constitute a deferral of compensation under section 409A of the Code. Notwithstanding the foregoing, to the extent that the Board determines that any such substitute award shall constitute a deferral of compensation under section 409A of the Code, such award shall be accompanied with a written award agreement which shall set forth the terms and conditions required to comply with the requirements of section 409A of the Code. The substitute awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The awards so granted shall not reduce the number of shares that would otherwise be available for awards under the Plan.

8.18        Withholding. A Participant shall pay to the Company or make provision satisfactory to the Committee for payment of, the minimum withholding taxes required by law to be withheld in respect of Awards under the Plan no later than the date of event creating the tax liability. The Company may, to the extent permitted by law, deduct the minimum tax obligations from any payment of any kind due to the Participant under the Plan or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

8.19        Adjustments. Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the Plan, the number of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the  limit on individual grants under this Plan shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number. In the event the Committee determines that any other reorganization, recapitalization, extraordinary dividend of cash and/or assets, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares    in respect of which Awards may be made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price  with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number. Any adjustment made pursuant to this subsection shall be subject, in the case of ISOs, to any limitation required under the Code and shall    comply with the requirements of section 409A of the Code.

ARTICLE IX

AUTHORIZATION OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the  Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.